UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 9, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Business

Item 8.01 Other Business

On April 9, 2009, IA Global Inc. (the “Company” or “IAO”) announced that the loan of 100 million Yen or approximately $1 million at current exchange rates that was due by March 16, 2009 has not been paid by Golden Century Wealth Investment (HK) Ltd (“GCWI”). The offer date expires April 30, 2009.

On March 2, 2009, the Company announced a revised GCWI offer to acquire 51% or more of the outstanding stock of the Company at $0.20 per share that was received March 5, 2009. The revised structure included (i) a loan of 100 million Yen or approximately $1 million at current exchange rates by March 16, 2009; (ii) a preferred stock equity investment by April 24, 2009, of 300 million Yen or approximately $3 million at current exchange rates, which is convertible into common stock at $.20 per share; and (iii) the merger of ZRD and BS-HD, operating entities of GCWI, into IA Global on an agreed discounted cash flow valuation. The offer date anticipates the signing of contracts by April 30, 2009 and is contingent on the completion of due diligence, signing of contracts and the closing of financing by April 30, 2009. GCWI has retained US counsel for this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 9, 2009

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer